EXHIBIT 23

Independent Auditors' Consent

The Dow Chemical Company:

    We consent to the incorporation by reference of our report dated February 6, 2001 appearing in this Annual Report on Form 10-K of The Dow Chemical Company for the year ended December 31, 2000, in the following Registration Statements of The Dow Chemical Company:

Form S-3:
Nos.	33-37052
33-52980
333-88617
Form S-4:
No.	333-88443
Form S-8:
Nos.	2-44789
2-64560
33-21748
33-37345
33-51453
33-52841
33-56138
33-56140
33-58205
33-61795
333-27379
333-27381
333-33254
333-40271
333-43730
333-49183
333-55046
333-88443
333-91027
/s/ DELOITTE & TOUCHE LLP DELOITTE & TOUCHE LLP
Midland, Michigan March 9, 2001

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